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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A) (No. 333-38801) of Delaware Group Foundation Funds of our report dated October 30, 1998, included in the 1998 Annual Report to shareholders.


/s/Ernst & Young LLP
Ernst & Young LLP

Philadelphia, Pennsylvania
November 24, 1998

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                         Report of Independent Auditors



To the Shareholders and Board of Directors
Delaware Group Foundation Funds

We have audited the accompanying statements of net assets and the statements of assets and liabilities, of Delaware Group Foundation Funds (the "Trust") (comprised of the Growth, Balanced and Income Portfolios) as of September 30, 1998, and the related statements of operations, statements of changes in net assets and financial highlights for the period December 31, 1997 (commencement of operations) through September 30, 1998. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examing, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1998, by correspondence with the Trust's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Delaware Group Foundation Funds at September 30, 1998, and the results of their operations, the changes in their net assets and their financial highlights for the period December 31, 1997 (commencement of operations) through September 30, 1998, in conformity with generally accepted accounting principles.

/s/Ernst & Young
Ernst & Young LLP

Philadelphia, Pennsylvania
October 30, 1998